Exhibit 4.10.1 LIMITED LIABILITY PARTNERSHIP

EXECUTION COPY

NEW SUNWARD HOLDING B.V.

as Borrower

CEMEX, S.A. DE C.V.,

CEMEX MÉXICO, S.A. DE C.V.

and

EMPRESAS TOLTECA DE MÉXICO, S.A. DE C.V.

as Guarantors

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

and

CITIGROUP GLOBAL MARKETS, INC.

as Joint Bookrunners

with

CITIBANK, n.a.

acting as Agent

AMENDMENT AGREEMENT RELATING TO A US$700,000,000 TERM AND REVOLVING FACILITIES AGREEMENT DATED 27 JUNE 2005

CONTENTS

Clause	Page

1.	Definitions And Interpretation	1

2.	Amendment Of The Original Facility Agreement	2

3.	Continuity	2

4.	Miscellaneous	2

5.	Governing Law	2

THIS AMENDMENT AGREEMENT is dated	June 2006 and made between:
(1)	NEW SUNWARD HOLDING B.V. (the “Borrower”);
(2)	THE COMPANIES listed in Part I of Schedule 1 (The Original Obligors) as original guarantors (the “Original Guarantors”);
(3)	BANCO BILBAO VIZCAYA ARGENTARIA, S.A. AND CITIGROUP GLOBAL MARKETS, INC. as joint bookrunners (whether acting individually or together the “Arranger”);
(4)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Lenders) as lenders (the “Original Lenders”); and
(5)	CITIBANK, N.A., acting through its Delaware Branch, as agent of the other Finance Parties (the “Agent”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION
1.1	Definitions

In this Agreement:

“Amended Agreement” means the Original Facility Agreement, as amended by this Agreement.

“Effective Date” means the date on which the Agent confirms to the Lenders and the Company that it has received each of the documents listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent.

“Original Facility Agreement” means the US$700,000,000 term and revolving facilities agreement dated 27 June 2005 between the Borrower, the Original Guarantors, the Arranger, the Original Lenders and the Agent.

1.2	Incorporation of defined terms
(a)	Unless a contrary indication appears, a term defined in the Original Facility Agreement has the same meaning in this Agreement.
(b)	The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.
1.3	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement. Clause headings are for ease of reference only.

1.4	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation

In accordance with the Original Facility Agreement, each of the Borrower and the Agent designates this Agreement as a Finance Document.

2.	AMENDMENT OF THE ORIGINAL FACILITY AGREEMENT

With effect from the Effective Date, the Original Facility Agreement shall be amended as set out in Schedule 3 (Amendments to Original Facility Agreement).

3.	CONTINUITY
3.1	Continuing obligations

The provisions of the Original Facility Agreement and the other Finance Documents shall, save as amended by this Agreement, continue in full force and effect.

3.2	Affirmation

Each of the Guarantors confirm that notwithstanding the amendments effected by this Agreement, the guarantee given by each Guarantor in the Original Facility Agreement will remain in full force and effect and will continue to constitute its legal, valid and binding obligations enforceable in accordance with its terms.

3.3	No novation

The execution of this Agreement shall not constitute a novation (novación) of the obligations of the Parties under the Original Facility Agreement and the other Finance Documents.

4.	MISCELLANEOUS
4.1	Incorporation of terms

The provisions of clause 30 (Notices), clause 32 (Partial Invalidity), clause 33 (Remedies and waivers) and clause 37 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

4.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.	GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

PART I

THE ORIGINAL GUARANTORS

CEMEX, S.A. de C.V.

Cemex México, S.A. de C.V.

Empresas Tolteca de México, S.A. de C.V.

PART II

THE ORIGINAL LENDERS

Name of Original Lender	Facility A Commitment US$	Facility B Commitment US$
Citibank, N.A. Nassau Bahamas Branch	27,416,666.67	34,916,666.67
Banco Bilbao Vizcaya Argentaria, S.A.	27,416,666.67	34,916,666.67
BNP Paribas	31,166,666.67	31,166,666.67
Calyon Sucursal en España	24,250,000.00	24,250,000.00
ING Bank N.V.	48,500,000.00	24,250,000.00
JPMorgan Chase Bank	24,250,000.00	24,250,000.00
Lloyds TSB Bank plc	24,250,000.00	24,250,000.00
Santander Overseas Bank Inc.	24,250,000.00	24,250,000.00
The Royal Bank of Scotland plc	24,250,000.00	24,250,000.00
Mizuho Corporate Bank, Ltd	15,000,000.00	24,250,000.00
Wachovia Bank, National Association	24,250,000.00	24,250,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	15,000,000.00	15,000,000.00
Fortis Bank S.A./N.V.	15,000,000.00	15,000,000.00
Banco de Sabadell, S.A.	10,000,000.00	10,000,000.00
Bank of America, N.A.	7,500,000.00	7,500,000.00
The Governor and Company of the Bank of Ireland	7,500,000.00	7,500,000.00
TOTALS (US$)	350,000,000.00	350,000,000.00

SCHEDULE 2

CONDITIONS PRECEDENT

1.	Obligors
(a)

A copy of the current constitutional documents of each Obligor or a certificate of an authorised signatory of each relevant Obligor certifying that the constitutional documents previously delivered to the Agent pursuant to Part I of Schedule 2 of the Original Facility Agreement have not been amended and remain in full force and effect.

(b)

A power of attorney granting a specific individual or individuals sufficient power to sign this Agreement on behalf of each Original Obligor and in relation to the Borrower, a copy of a resolution of the board of directors of the Borrower:

(i)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement;
(ii)	authorising a specified person or persons to execute this Agreement; and
(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with this Agreement.

(c)	A specimen of the signature of each person authorised by the resolution or power of attorney referred to in paragraph (b) above.
(d)

A certificate of each of the Obligors (signed by an Authorised Signatory) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Obligor to be exceeded.

(e)

A certificate of an Authorised Signatory of the relevant Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal opinions
(a)

A legal opinion from Clifford Chance LLP, legal advisers to the Arranger and the Agent in England, as to English law substantially in the form distributed to the Original Lenders prior to signing this Agreement satisfactory to the Lenders.

(b)	An opinion with respect to the laws and regulations of The Netherlands from Warendorf, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)	An opinion with respect to the laws and regulations of Mexico from Ritch Mueller, S.C., substantially in the form distributed to the Original Lenders prior to signing this Agreement.
(d)	An opinion from in-house counsel of the Guarantors, substantially in the form distributed to the Original Lenders prior to signing the Agreement.
3.	Other documents and evidence
(a)	A copy of this Agreement, duly executed and delivered by each Party.
(b)	A copy of the Notes executed and delivered by the Borrower and each Guarantor, in favour of each Lender.

SCHEDULE 3

AMENDMENTS TO ORIGINAL FACILITY AGREEMENT

The following amendments are made to the Original Facility Agreement:

1.	the definition of Margin shall be deleted and replaced with the following:

““Margin” means in relation to any Loan the percentage rate per annum determined pursuant to the table set out below:

Facility	Margin % p.a.
Facility A	0.30
Facility B	0.325
(a)

in relation to any Unpaid Sum the percentage rate per annum specified above applicable to the Facility in relation to which that Unpaid Sum arises or if such Unpaid Sum does not arise in relation to a particular Facility, the rate per annum specified above applicable to the Facility to which the Agent reasonably determines the Unpaid Sum most closely relates, or if none, the highest rate per annum specified above, but if:

(i)	no Default has occurred and is continuing; and
(ii)	for Cemex Parent and its Subsidiaries, the Consolidated Leverage Ratio in respect of the most recently completed Relevant Period is within a range set out below,

then the Margin for each Loan under each Facility (and for any Unpaid Sum related to that Facility) will be the percentage rate per annum set out below opposite that range:

Consolidated Leverage Ratio	Margin % p.a.
	Facility A	Facility B
Greater than or equal to 3.0:1	0.30	0.325
Less than 3.0:1 but greater than or equal to 2.5:1	0.25	0.275
Less than 2.5:1 but greater than or equal to 2.0:1	0.20	0.225
Less than 2.0:1	0.15	0.175

However any increase or decrease in the Margin shall take effect on the date (the “reset date”) which is the first day of the next Interest Period for that Loan following receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 20.2 (Compliance Certificate) and in the case of a then current Interest Period will apply to the whole of such Interest Period unless any payments of interest have already been made in which case any adjustments to the Margin will apply only from the date of such payment.” and

2.	the definition of Termination Date shall be deleted and replaced with the following:

““Termination Date” means:

(a)	in relation to Facility A, the day which is 24 Months after the Effective Date;
(b)	in relation to Facility B, the day which is 48 Months after the Effective Date,

or, in each case, if such day would not be a Business Day, the first succeeding Business Day, unless such day would fall into the next month, in which case the immediately preceding Business Day.”

SIGNATURES

NEW SUNWARD HOLDING B.V.

as Borrower

By:	/s/ Agustín Blanco
Name:	Agustín Blanco
Title:	Attorney-in-Fact

CEMEX, S.A. DE C.V.

as Original Guarantor

By:	/s/ Rodrigo Treviño
Name:	Rodrigo Treviño
Title:	Chief Financial Officer

CEMEX MÉXICO, S.A. DE C.V.

as Original Guarantor

By:	/s/ Victor Manuel Naranjo Bandala
Name:	Victor Manuel Naranjo Bandala
Title:	Treasury Director

EMPRESAS TOLTECA DE MÉXICO, S.A. DE C.V.

as Original Guarantor

By:	/s/ Victor Manuel Naranjo Bandala
Name:	Victor Manuel Naranjo Bandala
Title:	Treasury Director

CITIBANK, N.A.

as Agent

By:	/s/ Carlos Corona
Name:	Carlos Corona
Title:	Vice President

CITIGROUP GLOBAL MARKETS, INC.

as Arranger

By:	/s/ Carlos Corona
Name:	Carlos Corona
Title:	Director

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

as Arranger

By:	/s/ Alvaro Bánez
Name:	Alvaro Bánez
Title:	Authorized Signatory

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

as Original Lender

By:	/s/ Natalia Gonzalez
Name:	Natalia Gonzalez
Title:	Authorized Signatory

BNP PARIBAS

as Original Lender

By:	/s/ Genoveva Ramon Borja
Name:	Genoveva Ramon Borja
Title:	Director

CITIBANK, N.A. NASSAU BAHAMAS BRANCH

as Original Lender

By:	/s/ L. Munroe
Name:	L. Munroe
Title:	Attorney-in-Fact

CALYON SUCURSAL EN ESPAÑA

as Original Lender

By:	/s/ Javier Alvarez-Rendueles
Name:	Javier Alvarez-Rendueles
Title:	Executive Director

ING BANK N.V.

(acting through its Curacao Branch)

as Original Lender

By:	/s/ J. van Steenderen
Name:	J. van Steenderen
Title:	General Manager

By:	/s/ A. Felipa-Ventura
Name:	A. Felipa-Ventura
Title:	Manager Credit Administration

JPMORGAN CHASE BANK

as Original Lender

By:	/s/ Linda Meyer
Name:	Linda Meyer
Title:	Vice President

LLOYDS TSB BANK PLC

as Original Lender

By:

Name:

Title:

MIZUHO CORPORATE BANK, LTD

as Original Lender

By:	/s/ Takeo Kada
Name:	Takeo Kada
Title:	Deputy General Manager

SANTANDER OVERSEAS BANK INC.

as Original Lender

By:	/s/ José Luis Muñoz Cintrón
Name:	José Luis Muñoz Cintrón
Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC

as Original Lender

By:	/s/ Antonio Casteleiro
Name:	Antonio Casteleiro
Title:	Senior Director

By:	/s/ Guillermo Poggio
Name:	Guillermo Poggio
Title:	Associate Director

WACHOVIA BANK, NATIONAL ASSOCIATION

as Original Lender

By:	/s/ Kathleen Reedy
Name:	Kathleen Reedy
Title:	Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

as Original Lender

By:	/s/ Pamela D. Price
Name:	Pamela D. Price
Title:	Vice President & Manager

FORTIS BANK S.A./N.V.

as Original Lender

By:	/s/ Hans De Langhe
Name:	Hans De Langhe
Title:	Manager

BANCO DE SABADELL, S.A.

as Original Lender

By:	/s/ Francisco Javier González Moñux
Name:	Francisco Javier González Moñux

Title:

BANK OF AMERICA, N.A.

as Original Lender

By:	/s/ Emilio Arriaga
Name:	Emilio Arriaga
Title:	Attorney-in-Fact

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

as Original Lender

By:	/s/ Trevor Manning
Name:	Trevor Manning
Title:	Associate

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